UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2020

TREEHOUSE FOODS, INC.
(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-32504

Delaware			20-2311383
(State or Other Jurisdiction of Incorporation)			(IRS Employer Identification No.)

2021 Spring Road Suite 600	Oak Brook	IL	60523
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	THS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.     Regulation FD Disclosure

In anticipation of upcoming meetings with investors by members of our senior management team, TreeHouse Foods (the "Company") is furnishing this Form 8-K to disclose the following:

STOCK REPURCHASE

The Company intends to repurchase approximately $25 million of its shares by the end of 2020. Stock purchases will be made under the Company’s existing $400 million share repurchase authorization, under which approximately $317 million is available today.

The intent to repurchase shares reflects the confidence of the Board of Directors and management in the long-term strategy of TreeHouse and their view that repurchasing shares at this time represents an attractive return on capital, consistent with the Company’s commitment to create shareholder value. Taking into account the expected share repurchase and the previously announced acquisition of the majority of the Ebro Riviana pasta business, the Company expects to end the year with a leverage ratio (Net debt/EBITDA, as defined by its bank covenants) of approximately 3.0 to 3.5 times.

In addition, TreeHouse believes that repurchasing shares to offset dilution from share issuance related to stock compensation on an annual basis is good practice. The Company intends to put in place a 10b5-1 to offset dilution in 2021.

The Company’s capital allocation strategy will continue to focus on paying down debt and reinvesting in the business.

PASTA ACQUISITION

With regard to the acquisition of the majority of the Ebro Riviana pasta business announced on November 5, 2020, the Company also disclosed the following:

•	Earnings per share contribution related to the acquisition in the first full year after closing is expected to be between $0.20 and $0.30 accretive.

•	Normalized revenue for the acquired pasta business is expected to be between $170 and $180 million and normalized EBITDA is projected to be between $25 and $30 million, pre-synergies.

•
Revenue for the acquired pasta business in the last twelve months ended June 30, 2020 totaled approximately $200 million. For the twelve months ended December 31, 2019, revenue for the acquired pasta business was approximately $165 million.

•	Because the acquisition will be structured as an asset purchase, TreeHouse expects to realize approximately $40 million in tax benefits on a net present value basis.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.

Date:	November 10, 2020	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill

General Counsel, Executive Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant